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                                                                  EXHIBIT 4.1


                    THE 1995 STOCK OPTION AND INCENTIVE PLAN
                                       OF
                           ARV ASSISTED LIVING, INC.


                 ARV Assisted Living, Inc., a California corporation, has adopted The 1995 Stock Option and Incentive Plan of ARV Assisted Living, Inc. (the "Plan"), effective October 1995, for the benefit of its eligible employees, consultants and directors. The Plan consists of two plans, one for the benefit of key Employees (as such term is defined below) and consultants and one for the benefit of Non-Employee Directors (as such term is defined below).

                 The purposes of the Plan are as follows:

                 (1) To provide an additional incentive for directors, key Employees and consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

                 (2) To enable the Company to obtain and retain the services of directors, key Employees and consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

                                   ARTICLE I

                                  DEFINITIONS

                 1.1 General. Wherever the following terms are used in the Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

                 1.2 Board. "Board" shall mean the Board of Directors of the Company.

                 1.3 Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 1.4 Committee. "Committee" shall mean the Stock Option Committee of the Board, or a subcommittee of the Board, appointed as provided in Section 9.1.

                 1.5 Common Stock. "Common Stock" shall mean the common stock of the Company, no par value per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any warrants, options or other rights to purchase Common Stock. Debt securities of the Company convertible into Common Stock shall be deemed equity securities of the Company.

                 1.6 Company. "Company" shall mean ARV Assisted Living, Inc., a California corporation.

                 1.7 Corporate Subsidiary. "Corporate Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                 1.8 Deferred Stock. "Deferred Stock" shall mean Common Stock awarded under Article VII of the Plan.

                 1.9 Director. "Director" shall mean a member of the Board.

                 1.10 Dividend Equivalent. "Dividend Equivalent" shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Article VII of the Plan.


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                 1.11     Employee.  "Employee" shall mean any employee (as
defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) of the Company, or of any corporation that is then a Parent Corporation or a Corporate Subsidiary, or of any partnership, limited liability company or corporation that is then a Partnership Subsidiary, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

                 1.12 Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                 1.13 Fair Market Value. "Fair Market Value" of a share of Common Stock as of a given date shall be: (i) the closing price of a share of such class of the Company's Common Stock on the principal exchange on which shares of such class of the Company's Common Stock are then trading, if any, on the trading day previous to such date, or, if shares were not traded on the trading day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if such class of the Company's Common Stock is not traded on an exchange but is quoted on The Nasdaq Stock Market or a successor quotation system, (1) the last sales price (if such class of the Company's Common Stock is then listed as a National Market Issue on The Nasdaq Stock Market) or (2) the mean between the closing representative bid and asked prices (in all other cases) for a share of such class of the Company's Common Stock on the trading day previous to such date as reported by The Nasdaq Stock Market or such successor quotation system; or (iii) if such class of the Company's Common Stock is not publicly traded on an exchange and not quoted on The Nasdaq Stock Market or a successor quotation system, the mean between the closing bid and asked prices for a share of such class of the Company's Common Stock, on the trading day previous to such date, as determined in good faith by the Committee; or (iv) if such class of the Company's Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

                 1.14 Grantee. "Grantee" shall mean an Employee or consultant granted a Performance Award, Dividend Equivalent, Stock Payment or Stock Appreciation Right, or an award of Deferred Stock, under the Plan.

                 1.15 Incentive Stock Option. "Incentive Stock Option" shall mean an Option that qualifies under Section 422 of the Code and that is designated as an Incentive Stock Option by the Committee.

                 1.16 Non-Employee Director. "Non-Employee Director" shall mean a Director who is not an Employee of the Company.

                 1.17 Non-Qualified Stock Option. "Non-Qualified Stock Option" shall mean an Option that is not an Incentive Stock Option.

                 1.18 Option. "Option" shall mean an option to purchase the Company's Common Stock, granted under the Plan. "Options" includes both Incentive Stock Options and Non-Qualified Options; provided, however, that Options granted to Non-Employee Directors and consultants shall be Non-Qualified Stock Options.

                 1.19 Optionee. "Optionee" shall mean an Employee, consultant or Non-Employee Director granted an Option under the Plan.

                 1.20 Parent Corporation. "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                 1.21 Partnership Subsidiary. "Partnership Subsidiary" shall mean any partnership or limited liability company 50% or more of the profits or capital interest of which is owned, directly or indirectly, by the Company, a Parent Corporation or a Corporate Subsidiary. "Partnership Subsidiary" shall also mean any corporation that would be a Corporate Subsidiary with respect to a partnership or limited liability company that is a Partnership Subsidiary if such partnership or limited liability company were treated as the Company.




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                 1.22     Performance Award.  "Performance Award" shall mean a
cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Article VII of the Plan.

                 1.23 Plan. "Plan" shall mean The 1995 Stock Option and Incentive Plan of ARV Assisted Living, Inc.

                 1.24 Restricted Stock. "Restricted Stock" shall mean shares of the Company's Common Stock awarded under Article VI of the Plan.

                 1.25 Restricted Stockholder. "Restricted Stockholder" shall mean an Employee or consultant to whom Restricted Stock is issued under
Article VI of the Plan.

                 1.26 Rule 16b-3. "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

                 1.27 Stock Appreciation Right. "Stock Appreciation Right" shall mean a stock appreciation right granted under Article VIII of the Plan.

                 1.28 Stock Payment. "Stock Payment" shall mean (i) a payment in the form of shares of Common Stock, or (ii) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses and commissions, that would otherwise become payable to a key Employee or consultant in cash, awarded under Article VII of the Plan.

                 1.29 Termination of Business Relationship. "Termination of Business Relationship" in the case of an Option, Restricted Stock award, Deferred Stock award, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment issued or granted to a consultant or other independent contractor, other than an Employee, shall mean the time when the business relationship between the Optionee, Grantee or Restricted Stockholder, as the case may be, and the Company, a Parent Corporation, a Corporate Subsidiary or a Partnership Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by cessation of business, bankruptcy, contract termination, resignation, discharge or death. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Business Relationship.

                 1.30 Termination of Directorship. "Termination of Directorship" shall mean the time when a Director ceases to be a member of the Board for any reason, including, but not by way of limitation, a termination by resignation, expiration of term, removal (with or without cause), retirement or death. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship.

                 1.31 Termination of Employment. "Termination of Employment" shall mean the time when the employee-employer relationship between such Employee and the Company, a Parent Corporation, a Corporate Subsidiary or a Partnership Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding (i) terminations where there is a simultaneous reemployment by the Company, a Parent Corporation, a Corporate Subsidiary or (except in the case of an Incentive Stock Option) a Partnership Subsidiary, (ii) at the discretion of the Committee, terminations that result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee or except in the case of an Incentive Stock Option, terminations that are followed by the simultaneous establishment of a consulting relationship by Company, a Parent Corporation, a Corporate Subsidiary or a Partnership Subsidiary with the former employee. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question


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of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

                                   ARTICLE II

                             SHARES SUBJECT TO PLAN

                 2.1 Shares Subject to Plan. The shares of stock subject to Options, awards of Restricted Stock, Performance Awards, Dividend Equivalents, awards of Deferred Stock, Stock Payments or Stock Appreciation Rights shall be Common Stock, initially shares of the Company's Common Stock, no par value per share. The aggregate number of such shares which may be issued upon exercise of such options or rights or upon any such awards under the Plan in any fiscal year shall not exceed 15% of the total outstanding shares at the end of such fiscal year; provided, however, that the maximum number of shares which may be issued upon exercise of Incentive Stock Options shall not exceed 1,155,666. The maximum number of shares which may be subject to options, rights or other awards granted under the Plan to any individual in any calendar year shall not exceed 150,000, and the method of counting such shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code. The shares of Common Stock issuable upon exercise of such options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares. The maximum dollar value of awards (other than stock options and stock appreciation rights payable in shares of Common Stock) that are intended to qualify as performance-based compensation under the Code Section 162(m)(4)(c) and that may be paid to any Employee for any particular performance period shall be limited to $500,000.

                 2.2 Unexercised Options and Other Rights. If any Option, or other right to acquire shares of Common Stock under any other award under the Plan, expires or is cancelled without having been fully exercised, the number of shares subject to such Option or other right but as to which such Option or other right was not exercised prior to its expiration or cancellation may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1.

                                  ARTICLE III

                              GRANTING OF OPTIONS

                 3.1 Eligibility. Any Employee or consultant of the Company or any Parent Corporation, Corporate Subsidiary or Partnership Subsidiary selected by the Committee pursuant to Section 3.4(a) shall be eligible to be granted an Option subject to the terms hereof. Each Non-Employee Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in Section 3.5.

                 3.2 Disqualification for Stock Ownership. No person may be granted an Incentive Stock Option under the Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

                 3.3 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an "incentive stock option" under Section 422 of the Code. Incentive Stock Options shall not be granted to Non-Employee Directors, persons that are not Employees or persons that are Employees only of a Partnership Subsidiary, but may, in the discretion of the Committee, be granted to Directors who are also Employees other than of a Partnership Subsidiary.


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                 3.4      Granting of Options.

                 (a) The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:

                          (1)     Determine which Employees are key Employees;
                  and

                          (2) Determine which consultants and other independent contractors maintain a significant business relationship with the Company, a Parent Corporation, a Corporate Subsidiary or a Partnership Subsidiary; and

                          (3)     Select from among the key Employees,
                 consultants and other independent contractors such of them as in its opinion should be granted Options; and

                          (4) Determine the number of shares to be subject to such Options granted to such selected key Employees, consultants and independent contractors, and determine, in the case of Options granted to Employees, whether such Options are to be Incentive Stock Options or Non-Qualified Options; and

                          (5) Determine the terms and conditions of such Options, consistent with the Plan, and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

                 (b) Upon the selection of a key Employee, consultant or other independent contractor to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee or consultant that the Employee or consultant surrender for cancellation some or all of the unexercised Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments or other rights which have been previously granted to him under the Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an option price lower (or higher) than the exercise price of such surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award.

                 (c) Any Incentive Stock Option granted under the Plan may be modified by the Committee to disqualify such option from treatment as an "incentive stock option" under Section 422 of the Code.

                 3.5 Grant of Non-Qualified Stock Options to Non-Employee Directors.

                 In addition to the Options granted by the Committee pursuant to Section 3.4 above, Non-Qualified Stock Options shall be granted to Non-Employee Directors pursuant to the following formula:

                 (a) Each person who becomes an Non-Employee Director shall automatically receive, on the date such Non-Employee Director is first elected or appointed, an option to purchase 10,000 shares of Common Stock, at an exercise price equal to the fair market value of the shares on the date of grant.




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                 (b)      Every fourth year during the term of the Plan
        following the date on which such Non-Employee Director is elected or appointed, on the date of the annual meeting of the shareholders of the Company, each Non-Employee Director, if such person has continuously served as an Non-Employee Director, shall automatically receive an option to purchase 10,000 shares of Common Stock, at an exercise price equal to the fair market value of the shares on the date of grant.

                 (c) Options granted pursuant to subsections (a) and (b) above will vest upon the Optionee's continued service as an Non-Employee Director at a rate of 2,500 shares per year measured from the date of grant.

                 (d) Options granted pursuant to subsections (a) and (b) above will expire on the earlier of ten years from the date of grant or one year after an Non-Employee Director's Termination of Directorship.

                                   ARTICLE IV

                                TERMS OF OPTIONS

                 4.1 Option Agreement. Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee (or the Board, in the case of Options granted to Non-Employee Directors) shall determine, consistent with the Plan, including, but not limited to, such terms and conditions as may be required by Code
Section 162(m) of the Code. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as "incentive stock options" under Section 422 of the Code.

                 4.2 Option Price. The price per share of the shares subject to each Option (other than those granted to Non-Employee Directors under Section 3.5) shall be set by the Committee; provided, however, that such price shall be no less than the par value of a share of Common Stock and in the case of Incentive Stock Options such price shall not be less than the greater of: (i) 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted, or (ii) 110% of the fair market value of a share of Common Stock on the date such Option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary.

                 4.3 Option Term. The term of an Option shall be set by the Committee in its discretion; provided, however, that, in the case of Incentive Stock Options, the term shall not be more than ten years from the date the Incentive Stock Option is granted, or five years from such date if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary; and provided further, that the term of any Options granted to Non-Employee Directors under Section 3.5 shall be as set forth in such section without variation. Except as set forth above and as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Committee may extend the term of any outstanding Option in connection with any Termination of Employment or Termination of Directorship of the Optionee, or amend any other term or condition of such Option relating to such a termination.

                 4.4      Option Vesting.

                 (a) Except with respect to Options to Non-Employee Directors granted under Section 3.5, the period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that Options granted to Non-Employee Directors under Section 3.5 shall become exercisable as set forth in such section, without variation or acceleration hereunder. Except as set forth above, at any time after grant of an Option, the Committee may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.



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                 (b)      No portion of an Option which is unexercisable at
        Termination of Employment, Termination of Directorship or Termination of Business Relationship, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Committee with respect to Options other than those granted under Section 3.5, either in the Stock Option Agreement or in a resolution adopted following the grant of the Option.

                 (c) To the extent that the aggregate Fair Market Value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by
        Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

                 4.5 Consideration. Except as may be otherwise determined by the Committee, in consideration of the granting of an Option, the Optionee shall agree, in the written Stock Option Agreement, to remain (as applicable) in the employ of, as a Director of or in a significant business relationship with the Company, a Parent Corporation, a Corporate Subsidiary or a Partnership Subsidiary for a period of at least one year after the Option is granted (or until the next annual meeting of stockholders of the Company, in the case of an Non-Employee Director). Nothing in the Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of, as a Director of or in a business relationship with the Company, any Parent Corporation, any Corporate Subsidiary or any Partnership Subsidiary or shall interfere with or restrict in any way the rights of the Company, its Parent Corporations, its Corporate Subsidiaries and its Partnership Subsidiaries, which are hereby expressly reserved, to discharge or, in the case of a Non-Employee Director, remove, or to terminate the business relationship with, any Optionee at any time for any reason whatsoever, with or without cause.

                                   ARTICLE V

                              EXERCISE OF OPTIONS

                 5.1 Partial Exercise. At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable under the Plan or the applicable Stock Option Agreement, such Option or portion thereof may be exercised in whole or in part; provided, however, an Option shall not be exercisable with respect to fractional shares and the Committee (or the Board, in the case of Options granted to Non-Employee Directors) may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

                 5.2 Manner of Exercise. An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement:

                 (a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee; and

                 (b)      (1)     Full payment (in cash or by check) for the
                 shares with respect to which such Option or portion is thereby exercised; or



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                          (2)     With the consent of the Committee, but
                 subject to the timing requirements of Section 5.3 if applicable, (A) shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer to the Company or (B) shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, with a Fair Market Value on the date of Option exercise equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised; or

                          (3) With the consent of the Committee, a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code or any successor provision) and payable upon such terms as may be prescribed by the Committee. The Committee may also prescribe the form of such note and the security to be given for such note. No Option may, however, be exercised by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

                          (4) With the consent of the Committee, any combination of the consideration provided in the foregoing subsections (1), (2) and (3); and

                 (c) The payment to the Company (or other employer) of all amounts that it is required to withhold under federal, state or local law in connection with the exercise of the Option; with the consent of the Committee, but subject to the timing requirements of Section 5.3 in the case of an Officer or a Director, (i) shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer or (ii) shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, valued at Fair Market Value at the date of Option exercise, may be used to make all or part of such payment; and

                 (d) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

                 (e) In the event that the Option or portion thereof shall be exercised pursuant to Section 10.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

                 5.3 Certain Timing Requirements. At the discretion of the Committee (or Board, in the case of Options granted to Non-Employee Directors), shares of Common Stock issuable to the Optionee upon exercise of the Option may be used to satisfy the Option exercise price or the tax withholding consequences of such exercise, in the case of persons subject to
Section 16 of the Exchange Act, only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date or (ii) pursuant to an irrevocable written election by the Optionee to use shares of Common Stock issuable to the Optionee upon exercise of the Option to pay all or part of the Option price or the withholding taxes made at least six months prior to the payment of such Option price or withholding taxes.




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                 5.4      Conditions to Issuance of Stock Certificates.  The
shares of the Company's Common Stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares that have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

                 (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

                 (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the Committee or Board shall, in its absolute discretion, deem necessary or advisable; and

                 (c) The obtaining of any approval or other clearance from any state or federal governmental agency that the Committee or Board shall, in its absolute discretion, determine to be necessary or advisable; and

                 (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee or Board may establish from time to time for reasons of administrative convenience; and

                 (e) The payment to the Company (or other employer corporation) of all amounts that it is required to withhold under federal, state or local law in connection with the exercise of the Option.

                 5.5 Rights as Stockholders. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

                 5.6 Ownership and Transfer Restrictions. Unless otherwise approved in writing by the Committee, no shares acquired upon exercise of any Option by any officer, Director or other person subject to
Section 16 of the Exchange Act may be sold, assigned, pledged, encumbered or otherwise transferred until at least six months have elapsed from (but excluding) the date that such Option was granted. The Committee (or Board, in the case of Options granted to Non-Employee Directors), in its absolute discretion, may impose such other restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of granting such Option to such Employee or (ii) one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Incentive Stock Option refer to such requirement to give prompt notice of disposition.

                                   ARTICLE VI

                           AWARD OF RESTRICTED STOCK

                 6.1 Eligibility. Any executive or other key Employee of the Company or of any corporation that is then a Parent Corporation or a Corporate Subsidiary or of any partnership, limited liability company or corporation that is then a Partnership Subsidiary, including the executive officers, shall be eligible to be issued Restricted Stock. In addition, any consultant or other independent contractor (other than a Non-Employee Director) maintaining a significant business relationship with the Company, a Parent Corporation, a Corporate Subsidiary or a Partnership Subsidiary shall be eligible to be issued Restricted Stock.

                 6.2      Issuance of Restricted Stock.

                 (a) The Committee shall from time to time, in its absolute discretion:

                          (1) Determine which Employees are executive or key Employees; and

                          (2) Determine which consultants and other independent contractors maintain a significant business relationship with the Company, a Parent Corporation, a Corporate Subsidiary or a Partnership Subsidiary; and

                          (3) Select from among the executive or key Employees, consultants and other independent contractors (including the executive officers and those executive or other key Employees, consultants and other independent contractors to whom Options have been previously granted and/or Restricted Stock has been previously issued) such of them as in its opinion should be issued Restricted Stock; and

                          (4) Determine the number of shares of Restricted Stock to be issued to such selected executive or key Employees, consultants and other independent contractors, including executive officers; and

                          (5) Determine the terms and conditions applicable to such Restricted Stock, consistent with the Plan.

                 (b) Shares issued as Restricted Stock may be either previously authorized but unissued shares or issued shares that have been reacquired by the Company. Legal consideration, but no other cash payment, shall be required for each issuance of Restricted Stock.

                 (c) Upon the selection of an executive officer or an executive or key Employee, consultant or other independent contractor to be issued Restricted Stock, the Committee shall instruct the Secretary to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the issuance of Restricted Stock to an Employee, consultant or other independent contractor that the Employee, consultant or other independent contractor surrender for cancellation some or all of the Restricted Stock that has been previously granted to him.

                 6.3 Restricted Stock Agreement. Restricted Stock shall be issued only pursuant to a written Restricted Stock Agreement, which shall be executed by the Restricted Stockholder and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan, including, but not limited to, such terms and conditions as may be required by Code Section 162(m).

                 6.4 Consideration. As partial consideration for the issuance of the Restricted Stock, the Restricted Stockholder shall agree, in the written Restricted Stock Agreement, to remain (as applicable) in the employ of or in a significant business relationship with the Company, a Parent Corporation, a Corporate Subsidiary or a Partnership Subsidiary for a period at least one year after the Restricted Stock is issued. Nothing in the Plan or in any Restricted Stock Agreement hereunder shall confer upon any Restricted Stockholder any right to continue in the employ of or in a business relationship with the Company, any Parent Corporation, any Corporate Subsidiary or any Partnership Subsidiary or shall interfere with or restrict in any way the rights of the Company, its Parent Corporations, its Corporate Subsidiaries and its Partnership Subsidiaries, which are hereby expressly reserved, to discharge, or to terminate the business relationship with, any Restricted Stockholder at any time for any reason whatsoever, with or without cause.

                 6.5 Rights as Stockholders. Upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 6.8, the Restricted Stockholder shall have all the rights of a stockholder with respect to said shares, subject to the restrictions in his Restricted Stock Agreement, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in
Section 6.7.

                 6.6 Restriction. All shares of Restricted Stock issued under the Plan (including any shares received by Restricted Stockholders as a result of stock dividends, stock splits or any other forms of recapitalization) shall be subject to such restrictions as the Committee shall provide in the terms of each individual Restricted Stock Agreement; provided, however, that by a resolution adopted after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate and subject to Section 10.4, remove any or all of the restrictions imposed by the terms of the Restricted Stock Agreement. All restrictions imposed pursuant to this
Section 6.6 shall expire within ten years of the date of issuance. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. Unless provided otherwise by the Committee, if no consideration was paid by the Restricted Stockholder upon issuance, a Restricted Stockholder's rights in unvested Restricted Stock shall lapse upon Termination of Employment or Termination of Business Relationship, as applicable.

                 6.7 Repurchase of Restricted Stock. The Committee shall provide in the terms of each individual Restricted Stock Agreement that the Company shall have the right to repurchase from the Restricted Stockholder the Restricted Stock then subject to restrictions under the Restricted Stock Agreement immediately upon a Termination of Employment or Termination of Business Relationship, as applicable, at a cash price per share equal to the price paid by the Restricted Stockholder for such Restricted Stock; provided, however, that provision may be made that no such right of repurchase shall exist in the event of a Termination of Employment or Termination of Business Relationship without cause, or following a change in control of the Company or because of the Restricted Stockholder's retirement, death or disability, or otherwise.

                 6.8 Escrow. The Secretary or such other escrow holder as the Committee may appoint shall retain physical custody of the certificates representing Restricted Stock until all of the restrictions imposed under the Restricted Stock Agreement expire or shall have been removed; provided, however, that in no event shall any Restricted Stockholder retain physical custody of any certificates representing Restricted Stock issued to him.

                 6.9 Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Restricted Stock Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

                                  ARTICLE VII

                   PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS,
                         DEFERRED STOCK, STOCK PAYMENTS

                 7.1 Performance Awards. Any executive or other key Employee of the Company or of any corporation that is then a Parent Corporation or a Corporate Subsidiary or of any partnership, limited liability company or corporation that is then a Partnership Subsidiary, including the executive officers, or any consultant or other independent contractor (other than a Non-Employee Director) maintaining a significant business relationship with the Company, a Parent Corporation, a Corporate Subsidiary or a Partnership Subsidiary, who is selected by the Committee may be granted one or more Performance Awards. The value of such Performance Awards may be linked to the market value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee, or may be based upon the appreciation in the market value, book value, net profits or other measure of the value of a specified number of shares of Common Stock over a fixed period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular key Employee, consultant or independent contractor. The Committee, in its discretion, may determine whether a Performance Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code. Without limiting the generality of the foregoing, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition of the grant of a Performance Award to any such person that the person surrender for cancellation some or all of the unexercised Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, or other rights that have been previously granted to him under the Plan or otherwise.

                 7.2 Dividend Equivalents. Any such person selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option, Stock Appreciation Right, Deferred Stock or Performance Award is granted, and the date such Option, Stock Appreciation Right, Deferred Stock or Performance Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

                 7.3 Stock Payments. Any such person selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Fair Market Value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

                 7.4 Deferred Stock. Any such person selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the market value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Grantee of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the award has vested and the Common Stock underlying the award has been issued.

                 7.5 Written Agreements. Each Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment shall be evidenced by a written agreement, which shall be executed by the Grantee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan.

                 7.6 Term. The term of a Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment shall be set by the Committee in its discretion.

                 7.7 Exercise Upon Termination. A Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment is exercisable only while the Grantee is an Employee, consultant or independent contractor; provided that the Committee may determine that the Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment may be exercised subsequent to Termination of Employment or Termination of Business Relationship without cause, or following a change in control of the Company, or because of the Grantee's retirement, death or disability, or otherwise.

                 7.8 Payment on Exercise. Payment of the amount determined under Section 7.2 or 7.3 above shall be in cash, in Common Stock or a combination of both, as determined by the Committee. To the extent any payment under this Article VII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 5.4.

                 7.9 Consideration. As partial consideration of the granting of a Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment, the Grantee shall agree, in a written agreement, to remain (as applicable) in the employ of or in a significant business relationship with the Company, a Parent Corporation, a Corporate Subsidiary or a Partnership Subsidiary for a period at least one year after the Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment is issued. Nothing in the Plan or in any agreement hereunder shall confer upon any Grantee any right to continue in the employ of or in a business relationship with the Company, any Parent Corporation, any Corporate Subsidiary or any Partnership Subsidiary or shall interfere with or restrict in any way the rights of the Company, its Parent Corporations, its Corporate Subsidiaries and its Partnership Subsidiaries, which are hereby expressly reserved, to discharge, or to terminate the business relationship with, any Grantee at any time for any reason whatsoever, with or without cause.

                                  ARTICLE VIII

                           STOCK APPRECIATION RIGHTS

                 8.1 Grant of Stock Appreciation Rights. Any executive or other key Employee of the Company or of any corporation that is then a Parent Corporation or a Corporate Subsidiary or of any partnership, limited liability company or corporation that is then a Partnership Subsidiary, including the executive officers, or any consultant or other independent contractor (other than a Non-Employee Director) maintaining a significant business relationship with the Company, a Parent Corporation, a Corporate Subsidiary or a Partnership Subsidiary selected by the Committee may be granted a Stock Appreciation Right. A Stock Appreciation Right may be granted (i) in connection and simultaneously with the grant of an Option, (ii) with respect to a previously granted Option, or (iii) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by a written Stock Appreciation Right Agreement, which shall be executed by the Grantee and an authorized officer of the Company. The Committee, in its discretion, may determine whether a Stock Appreciation Right is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code. Without limiting the generality of the foregoing, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition of the grant of a Stock Appreciation Right to any such person that the person surrender for cancellation some or all of the unexercised Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, or other rights that have been previously granted to him under the Plan or otherwise. A Stock Appreciation Right, the grant of which is conditioned upon such surrender, may have an exercise price lower (or higher) than the exercise price of the surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award.

                 8.2      Coupled Stock Appreciation Rights.

                 (a) A Coupled Stock Appreciation Right ("CSAR") shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

                 (b) A CSAR may be granted to the Grantee for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

                 (c) A CSAR shall entitle the Grantee (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

                 8.3      Independent Stock Appreciation Rights.

                 (a) An Independent Stock Appreciation Right ("ISAR") shall be unrelated to any Option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of Common Stock as the Committee may determine. The exercise price per share of Common Stock subject to each ISAR shall be set by the Committee. An ISAR is exercisable only while the Grantee is in the employ of or in a significant business relationship with the Company, a Parent Corporation, a Corporate Subsidiary or a Partnership Subsidiary; provided that the Committee may determine that the ISAR may be exercised subsequent to Termination of Employment or Termination of Business Relationship without cause, or following a change in control of the Company, or because of the Grantee's retirement, death or disability, or otherwise.

                 (b) An ISAR shall entitle the Grantee (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

                 8.4      Payment and Limitations on Exercise.

                 (a) Payment of the amount determined under Section 8.2(c) and 8.3(b) above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee. To the extent such payment is effected in Common Stock it shall be made subject to satisfaction of all provisions of Section 5.4 pertaining to Options.

                 (b) Grantees of Stock Appreciation Rights who are subject to Section 16 of the Exchange Act may, in the discretion of the Board or Committee, be required to comply with any timing or other restrictions under Rule 16b-3 applicable to the settlement or exercise of a Stock Appreciation Right.

                 8.5 Consideration. As partial consideration of the granting of a Stock Appreciation Right, the Grantee shall agree, in a written Stock Appreciation Right Agreement, to remain (as applicable) in the employ of or in a significant business relationship with the Company, a Parent Corporation, a Corporate Subsidiary or a Partnership Subsidiary for a period at least one year after the Stock Appreciation Right is granted. Nothing in the Plan or in any agreement hereunder shall confer upon any Grantee any right to continue in the employ of or in a business relationship with the Company, any Parent Corporation, any Corporate Subsidiary or any Partnership Subsidiary or shall interfere with or restrict in any way the rights of the Company, its Parent Corporations, its Corporate Subsidiaries and its Partnership Subsidiaries, which are hereby expressly reserved, to discharge, or to terminate the business relationship with, any Grantee at any time for any reason whatsoever, with or without cause.

                 8.6 Rights as Stockholders. A Grantee of a Stock Appreciation Right shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of such Stock Appreciation Right unless and until certificates representing such shares have been issued by the Company to such Grantee.

                                   ARTICLE IX

                                 ADMINISTRATION

                 9.1 Stock Option Committee. The Stock Option Committee shall consist of two or more Non-Employee Directors, appointed by and holding office at the pleasure of the Board, each of whom is both (a) a "disinterested person" as defined by Rule 16b-3 and (b) an "outside director" within the meaning of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

                 9.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the agreements pursuant to which Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments are granted or awarded, and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such grant or award under the Plan need not be the same with respect to each Optionee, Grantee or Restricted Stockholder. Any such interpretations and rules in regard to Incentive Stock Options shall be consistent with the basic purpose of the Plan to grant "incentive stock options" within the meaning of Section 422 of the Code. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Options granted to Non-Employee Directors and, with respect to those Options to be granted concurrently with the consummation of the initial public offering of the Common Stock of the Company, the Board shall have the right to select persons for participation and to determine the timing, pricing and amount of grants of such Options under the Plan.

                 9.3 Majority Rule. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

                 9.4 Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Board, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, Grantees, Restricted Stockholders, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

                 10.1 Not Transferable. Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments under the Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed. No Option, Restricted Stock award, Deferred Stock award, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee, Grantee or Restricted Stockholder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

         During the lifetime of the Optionee or Grantee, only he (or his duly appointed guardian or legal representative) may exercise an Option or other right or award (or any portion thereof) granted to him under the Plan; provided, however, a Non-Qualified Stock Option (or portion thereof) which has been transferred pursuant to a Qualified Domestic Relations Order, as defined in, and to the extent permitted by, the Code or the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), may be exercised by the person to whom such Option (or portion thereof) has been transferred. After the death of the Optionee or Grantee, any exercisable portion of an Option or other right or award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement or other agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's or Grantee's will or under the then applicable laws of descent and distribution.

                 10.2 Amendment, Suspension or Termination of the Plan. This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee. However, without approval of the Company's stockholders given within twelve months before or after the action by the Committee, no action of the Committee may, except as provided in Section 10.3, increase the limits imposed in Section 2.1 on the maximum number of shares that may be issued under the Plan, and no action of the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. Notwithstanding the foregoing, the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the respective rules thereunder. No amendment, suspension or termination of the Plan shall, without the consent of the holder of Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, alter or impair any rights or obligations under any Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments theretofore granted or awarded, unless the award itself otherwise expressly so provides. No Options, Restricted Stock, Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Incentive Stock Option be granted under the Plan after the first to occur of the following events:

                 (a) The expiration of ten years from the date the Plan is adopted by the Board; or

                 (b) The expiration of ten years from the date the Plan is approved by the Company's stockholders under Section 10.5.

                 10.3 Changes in Common Stock or Assets of the Company. In the event that the outstanding shares of Common Stock are hereafter changed into or exchanged for cash or a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares for which Options, Restricted Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents, Deferred Stock awards or Stock Payments may be granted, including adjustments of the limitation in Section 2.1 on the maximum number and kind of shares that may be issued.

                 In the event of such a change or exchange, other than for shares or securities of another corporation or by reason of reorganization, the Committee shall also make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, or portions thereof then unexercised, shall be exercisable and in the number and kind of shares of outstanding Restricted Stock or Deferred Stock. Such adjustment shall be made with the intent that after the change or exchange of shares, each Optionee's and each Grantee's and each Restricted Stockholder's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment may include a necessary or appropriate corresponding adjustment in Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment exercise price, but shall be made without change in the total price applicable to the Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment, or the unexercised portion thereof (except for any change in the aggregate price resulting from rounding-off of share quantities or prices).

                 Where an adjustment of the type described above is made to an Incentive Stock Option under this Section, the adjustment will be made in a manner that will not be considered a "modification" under the provisions of subsection 424(h)(3) of the Code.

                 Notwithstanding the foregoing, in the event of such a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination, or other adjustment or event that results in shares of Common Stock being exchanged for or converted into cash, securities or other property, the Company will have the right to terminate the Plan as of the date of the exchange or conversion, in which case all options, rights and other awards under the Plan shall become the right to receive such cash, securities or other property, net of any applicable exercise price.

                 In the event of a "spin-off" or other substantial distribution of assets of the Company that materially diminishes the Fair Market Value of the Company's Common Stock, the Committee (or the Board, in the case of Options granted to Non-Employee Directors) may in its discretion make an appropriate and equitable adjustment to the Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment exercise price to reflect such diminution.

                 10.4 Merger, Sale or Dissolution of the Company. In the event of the merger or consolidation of the Company with or into another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company:

                 (a) At the discretion of the Committee, the terms of an Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment may provide that it cannot be exercised after such event.

                 (b) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide either by the terms of such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment or by a resolution adopted prior to the occurrence of such event that, for a specified period of time prior to such event, such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment shall be exercisable as to all shares covered thereby, and all restrictions applicable to Restricted Stock or Performance Plans lapse or the same are deemed to have been met, notwithstanding anything to the contrary in the Plan or in the provisions of such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment.

                 (c) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide either by the terms of such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment or by a resolution adopted prior to the occurrence of such event that upon such event, such Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment shall be assumed by the successor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

                 (d) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide either by the terms of a Restricted Stock award or Deferred Stock award or by a resolution adopted prior to the occurrence of such event that, for a specified period of time prior to such event, the restrictions imposed under a Restricted Stock Agreement or a Deferred Stock Agreement upon some or all shares of Restricted Stock or Deferred Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section
         6.7 after such event.

                 10.5 Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of the Plan. Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments may be granted and Restricted Stock or Deferred Stock may be awarded prior to such stockholder approval, provided that such Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments shall not be exercisable and such Restricted Stock or Deferred Stock shall not vest prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments previously granted and all Restricted Stock or Deferred Stock previously awarded under the Plan shall thereupon be cancelled and become null and void.

                 10.6 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee, Grantee or Restricted Stockholder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or exercise of any Option, Restricted Stock, Deferred Stock, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment. Subject to the timing requirements of Section 5.3, the Committee (or the Board, in the case of Options granted to Non-Employee Directors) may in its discretion and in satisfaction of the foregoing requirement allow such Optionee, Grantee or Restricted Stockholder to elect to have the Company withhold shares of Common Stock (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

                 If the Optionee, Grantee or Restricted Stockholder elects to advance such sums directly, written notice of that election shall be delivered on or prior to such exercise and, whether pursuant to such election or pursuant to a requirement imposed by the Company, payment in cash or by check of such sums for taxes shall be delivered within two days after the date of exercise. If, as allowed by the Committee, the Optionee, Grantee or Restricted Stockholder elects to have the Company withhold shares of Common Stock (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld, the value of the shares of Common Stock to be withheld (or returned as the case may be) will be equal to the Fair Market Value of such shares on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Elections by such persons to have shares of Common Stock withheld for this purpose will be subject to the following restrictions: (v) the election must be made on or prior to the Tax Date, (or such earlier date as may be applicable), (w) the election must be irrevocable,
(x) the election shall be subject to the disapproval of the Committee and (y) if the person is an officer or director of the Company within the meaning of
Section 16 of the Exchange Act, the election shall be subject to such additional restrictions as the Committee may impose in an effort to secure the benefits of any regulations thereunder. The Committee shall not be obligated to issue shares and/or distribute cash to any person upon exercise of any right until such payment has been received or shares have been so withheld, unless withholding (or offset against a cash payment) as of or prior to the date of such exercise is sufficient to cover all such sums due or which may be due with respect to such exercise.

                 10.7 Loans. The Committee may, in its discretion, extend one or more loans to key Employees in connection with the exercise or receipt of an Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment granted under the Plan, or the issuance of Restricted Stock or Deferred Stock awarded under the Plan. The terms and conditions of any such loan shall be set by the Committee.

                 10.8 Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of the Plan, any Option, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment granted, or Restricted Stock or Deferred Stock awarded, to a key Employee or Director who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule, and the Plan shall be deemed amended to the extent necessary to conform to such limitations. Furthermore, notwithstanding any other provision of the Plan, any Option or Stock Appreciation Right intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

                 10.9 Effect of Plan Upon Options and Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation, any Corporate Subsidiary or any Partnership Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company, any Parent Corporation, any Corporate Subsidiary or any Partnership Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation, any Corporate Subsidiary or any Partnership Subsidiary or (b) to grant or assume options or to issued restricted stock otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options or the issuance of restricted stock in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

                 10.10 Compliance with Laws. The Plan, the granting and vesting of Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Options, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments granted or Restricted Stock or Deferred Stock awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

                 10.11 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

                 10.12 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof.

                                    *  *  *

                 I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of ARV Assisted Living, Inc. on October 11, 1995.

                 Executed on this 11th day of October 1995.





                                          /s/ GRAHAM ESPLEY-JONES
                                        ----------------------------
                                              Graham Espley-Jones
                                              Secretary



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